                                                                   EXHIBIT 10.13


                              EMPLOYMENT AGREEMENT


         Agreement made on May 31, 1995, between MHI Acquisition, Inc., a Delaware corporation (the "Company"), and William A. Brosius ("Executive").

                                    RECITALS

         A. The Company wishes to employ Executive as the Chief Financial Officer of the Company.

         B. The Company and Executive desire to enter into certain agreements providing for Executive's continued employment with the Company. The Company and Executive desire that Executive serve in an executive capacity with the Company on the terms hereinafter set forth.

         NOW THEREFORE, in consideration of the premises and mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Employment. The Company agrees to employ Executive and Executive accepts such employment for the period beginning as of the date hereof and ending upon the earlier of (i) termination pursuant to paragraph 1(d) or 1(e) hereof or (ii) the date five (5) years from the date of this Agreement (the "Employment Period").

                 (a) Services. During the Employment Period, Executive will render such services of an executive and administrative character to the Company and its affiliates as the Board of Directors of the Company (the "Board") may from time to time direct and will have the status of a senior executive. Executive will devote his best efforts and substantially all of his business time and attention (except for vacation periods and reasonable periods of illness or other incapacity) to the business of the Company and its affiliates and will faithfully and diligently carry out such duties and have such responsibilities as are customary among persons employed in substantially similar capacities for similar companies. Executive will report to the Chief Executive Officer and shall faithfully and diligently comply with all of its reasonable and lawful directives. For purposes of this Agreement, the term "affiliates" means any corporation, limited partnership, limited liability company or other entity engaged in the same business as the Company or a related business, which is controlled by or under common control with the Company.

                 (b) Salary. During the Employment Period and thereafter as provided in paragraph (d) below, the Company will pay Executive a base salary at the rate of not less than $84,500 per annum (or such higher amount as the Board may establish from time to time). Executive's base salary for any partial year will be prorated based upon the number of days elapsed in such year and will be payable in accordance with the Company's customary payroll practices. In addition to his base salary, Executive shall be eligible to receive cash bonuses based upon the performance of the Company. Such bonuses shall be determined and paid in accordance with the Company's bonus plan administered by the Board, a copy of which plan is attached hereto as Exhibit A, and as may be amended from time to time.

                 (c) Benefits. In addition to the compensation described above in this paragraph 1, Executive will be entitled during he Employment Period to the following benefits:

                             (i) such health insurance and other benefits as are available from time to time to the executive officers employees generally;

                            (ii) vacation, sick leave and personal time in accordance with the Company's vacation and absence policies as in effect from time to time, provided that Executive shall have no less than four weeks vacation each year, with salary;

                           (iii)  reimbursement, upon submission of
                          documentation in accordance with the Company's regular expense policies, for reasonable business expenses incurred on the Company's behalf by Executive; and

                            (iv) participation in any savings plan, 401(k) plan, profit sharing plan or pension plan as is available from time to time to the Company's salaried employees generally.

                 (d) Termination. Executive's employment with the Company will continue until terminated by Executive's death, disability, which cannot be reasonably accommodated, or termination of Executive's employment pursuant to any of the following provisions:

                             (i)  Termination by the Company without Cause.
                          The Company may at any time terminate Executive's employment without Cause (as defined below) by giving Executive notice of the effective date of termination (which effective date may be the date of such notice). In the event of such termination, the Company shall have the obligation to pay Executive
                          (A) an amount equal to the bonus the Executive would have been entitled to had he been employed for a full year prorated for the portion of the year the Executive was actually employed (the "Bonus Severance") and (B) continuing payments of base salary in accordance with paragraph (b) above at the rate in effect at the effective date of such termination for a period of twelve (12) months following the effective date of such termination (the "Salary Severance"); provided that in the event that Executive breaches any of the representations, warranties and covenants set forth in paragraphs 2 and 4 below, the Company will have no further obligation to make payments of the base salary following knowledge of such breach and may pursue all other available remedies, and the Executive shall be obligated to repay the Company the amount of Bonus

                          Severance and Salary Severance within ten (10) days following delivery by the Company to Executive of written confirmation of such breach. A voluntary termination by Executive within sixty (60) days after the Company has materially reduced his responsibilities or materially reduced his salary in a manner not applied to all executive officers of the Company will be deemed to be termination by the Company without Cause.

                            (ii) Termination by the Company for Cause. A majority of the Board shall have the right to terminate Executive's employment at any time for any of the following reasons (each of which is referred to herein as "Cause") by giving Executive written notice of the Cause and Executive shall have fifteen days from the receipt of such notice to cure such Cause, to the extent such cause is curable. If the cause is not cured within fifteen days or the Cause is not curable, the Company shall give Executive written notice of the effective date of termination (which effective date may be the date of such notice):

                                  (A)      the willful breach of any provision
                          of paragraphs 1(a), 2 or 4 (including but not limited to a refusal to follow reasonable and lawful directives of the Board of Directors);

                                  (B)      any act of fraud or dishonesty with
                          respect to any aspect of the Company's or any affiliate's business;

                                  (C)      continued use of illegal drugs;

                                  (D)      as a result of Executive's gross
                          negligence or willful misconduct, Executive shall violate, or cause the Company to violate, any applicable federal or state securities or banking law or regulation and as a result of such violation, shall become, or shall cause the company or any affiliate to become the subject of any legal action or administrative proceeding seeking an injunction from further violations or a suspension of any right or privilege;

                                  (E)      as a result of Executive's gross
                          negligence or willful misconduct, Executive shall commit any act that causes, or shall knowingly fail to take reasonable and appropriate action to prevent, any material injury to the financial condition or business reputation of the Company or any affiliate; or

                                  (F)      indictment for a felony.

                          If a majority of the Board terminates Executive's
                 employment for any of the reasons set forth above in this paragraph 1(d)(ii), the Company shall have no further obligations hereunder from and after the effective date of termination and shall have all other rights and remedies available under this or any other agreement and at law or in equity.

                 (e) Voluntary Termination by Executive. In the event that Executive's employment with the company is terminated by Executive (except as set forth in paragraph 1(d)(i)), the Company shall have no further obligations hereunder from and after the date of such termination.

         2. Nondisclosure. Executive acknowledges that during the course of his performance of services for the Company he has acquired and will acquire technical knowledge with respect to the Company's business operations, including, by way of illustration, the Company's investment plans or strategies, trade secrets, customer lists, customer or consultant contracts and the details thereof, pricing policies, operational methods, marketing and merchandising plans or strategies, business acquisition plans, personnel acquisition plans, and all other information pertaining to the business of the Company or any affiliate that is not publicly available (all of such information herein referenced to as the "Confidential Information"); provided, however that the term "Confidential Information" shall not include (a) any information which is or becomes publicly available otherwise than through breach of this Agreement or (b) any information which is or becomes known or available to Executive on a non-confidential basis and not in contravention of applicable law from a source which is entitled to disclose such information to Executive. Executive agrees that he will not, while he is employed by the Company, divulge to any person, directly or indirectly, except to the Company or its officers and agents or as reasonably required in connection with his duties on behalf of the Company or to prevent fraud or illegal activities, or use, except on behalf of the Company, any Confidential Information acquired by Executive during the term of his employment. Executive agrees that he will not at any time after his employment with the Company has ended, divulge to any person directly or indirectly any Confidential Information in any way detrimental to the Company. Executive further agrees that if his relationship with the Company is terminated (for whatever reason) he shall not take with him but will leave with the Company all records, papers and computer software and data and any copies thereof relating to the Confidential Information, (or if such papers, records, computer software and data or copies are not on the premises of the Company, Executive agrees to return such papers, records and computer software and data immediately upon his termination). Executive acknowledges that all such papers, records, computer software and data or copies thereof are and remain the property of the Company. The Company acknowledges that the Executive has brought certain papers, records, computer software and data or copies as listed and described on Exhibit B hereto (the "Executive Records") to the premises of the Company, which Executive Records were and remain property of the Executive and which Executive Records have been used to create Confidential Information. The Company acknowledges that the Executive is entitled to the return of the Executive Records upon termination of Executive's relationship with the Company.

         3. Other Businesses. During the Employment Period, Executive agrees that he will not, directly or indirectly except with the express written consent of the Board, become engaged in, render services for, or permit his name to be used in connection with, or directly or indirectly counsel or consult with, any business other than the business of the Company and its affiliates.

         4.      Noncompetition.  Executive agrees that:

                 (a) During the term he performs services for the Company and for a period of one (1) year after the termination thereof (for any reason), he will not interfere with the relationship of the Company and any employee, agent or representative.

                 (b) During the term he performs services for the Company and for a period of one (1) year after the termination thereof (for any reason), he will not directly or indirectly interfere with the relationships of the Company with customers, dealers, distributors, vendors or sources of supply.

                 (c) (i) Executive further agrees that during the term he performs services for the Company and for a period of one (1) year after the termination thereof (for any reason) he will not directly or indirectly own, manage, operate, control, be employed by, participate in, or be connected in any manner with the ownership, management, operation or control of, any business or enterprise which is in the business of contract management and management consulting for hospitals in the areas of acute rehabilitation units, skilled/subacute units, outpatient rehabilitation units and contract therapy services (the "Restricted Business") within the United States.

                            (ii)  If the Company actively engages in any other
business (in addition to or in lieu of the Restricted Business), Executive further agrees that during the term he performs services for the Company and for a period of one (1) year after the termination thereof (for any reason) he will not directly or indirectly own, manage, operate, control, be employed by, participate in, or be connected in any manner with the ownership, management, operation or control of, any business or enterprise which competes with such other business within the United States.

                           (iii)  For purposes of this Section 4(c), the
reference to business or enterprise in line 5 of Section(c)(i) and line 6 of Section(c)(ii) shall mean the specific business unit in which Executive is employed or otherwise affiliated.

                 (d) After discussing the matter with Executive, the Company shall have the right, subject to applicable law, to inform any other third party that the Company reasonably believes to be, or to be contemplating, participating with Executive or receiving from Executive assistance in violation of this Agreement, of the terms of this Agreement and of the rights of the

Company hereunder, and that participation by any such third party with Executive in activities in violation of this Section 4 may give rise to claims by the Company against such third party.

         5. Termination of Agreement. This Agreement shall terminate on the fifth anniversary of the date hereof.

         6.      General Provisions.

                 (a) Notices. Any notice provided for in this Agreement must be in writing and must be either personally delivered, or mailed by first class mail (postage prepaid and return receipt requested) or sent by reputable overnight courier service, to the recipient at the address below indicated:

                          To the Company:

                          MHI Acquisition, Inc.
                          2501 Cedar Springs Road
                          Suite 600, LB 15
                          Dallas, Texas 75201

                          Attn:  President

                          To Executive

                          At Executive's last known
                          address as listed with
                          the Company

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement will be deemed to have been given when so delivered or sent or if mailed, five days after so mailed.

                 (b) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision in any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein except that any court having jurisdiction shall have the power to reduce the duration, area or scope of such invalid, illegal or unenforceable provision and, in its reduced form, it shall be enforceable.

                 (c) Complete Agreement. This Agreement embodies the complete agreement and understanding between the parties and supersedes and preempts any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way. Any employment, benefit or bonus arrangements or agreements between the Company and Executive that existed at any time prior to the execution and delivery of this Agreement are hereby terminated by Executive; provided, however, that Executive shall remain liable for any breach of such arrangements or agreements occurring during the term of such arrangement or agreement. From and after the date of this Agreement, Executive shall not be entitled to any compensation from the Company on account of any such arrangement or agreement.

                 (d) Successors and Assigns. This Agreement is intended to bind and inure to the benefit of and be enforceable by Executive and the Company, except that Executive may not assign any of his rights or obligations under this Agreement. The Company may assign its rights under this Agreement, as security, to any lender to the Company, and in the event of a sale of the stock, or substantially all of the stock, of the Company, or consolidation or merger of the Company into another corporation or entity, or the sale of substantially all of the operating assets of the Company to another corporation, entity or individual, the Company may assign its rights and obligations under this Agreement to its successor-in-interest, in which event such successor-in-interest shall be deemed to have acquired all rights and assumed all obligations of the Company hereunder.

                 (e) CHOICE OF LAW. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS AGREEMENT WILL BE GOVERNED BY THE INTERNAL LAW, AND NOT THE LAW OF CONFLICTS, OF THE STATE OF TEXAS.

                 (f) Remedies. Each of the parties to this Agreement will be entitled to enforce his or its rights under this Agreement specifically, to recover damages (including, without limitation, reasonable fees and expenses of counsel) by reason of any breach of any provision of this Agreement and to exercise all other rights existing in his or its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach or threatened breach of the provisions of this Agreement and that any party may in his or its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

                 (g) Amendments and Waivers. Any provision of this Agreement may be amended or waived only with the prior written consent of Executive and a majority of the Board.

                 (h) Absence of Conflicting Agreements. Executive hereby warrants and covenants that his employment by the Company does not result in a breach of the terms, conditions or provisions of any agreement to which Executive is subject.

                 (i) Survival. No termination of Executive's employment by either or both parties shall reduce or terminate Executive's covenants and agreements in paragraphs 2 and 4.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered on the day and year first above written.



                                   MHI ACQUISITION, INC.



                                   By:/s/ Charles L. Allen
                                      -----------------------------------------

                                   Its President and Chief Executive Officer

                                   EXECUTIVE



                                   /s/ William A. Brosius
                                   --------------------------------------------
                                   William A. Brosius

                                   2501 Cedar Springs Road
                                   Suite 600, LB 15
                                   Dallas, Texas 78501





                      (EMPLOYMENT AGREEMENT SIGNATURE PAGE - WILLIAM A. BROSIUS)

                                   EXHIBIT A


                          MANAGEMENT BONUS PERCENTAGES



Charles L. Allen                  President and CEO                     100%

Roy W. Griffitts, Jr.             Chief Operating Officer                70%

William A. Brosius                Chief Financial Officer                50%